Exhibit 35.2
[CHASE LOGO]
SUBSERVICER COMPLIANCE STATEMENT
     RE: Chase Mortgage Finance Trust (CMFT) 2006-S4: The Pooling and Servicing Agreement by and among Chase Mortgage Finance Co as Depositor, U.S. Bank National Association as Trustee, JPMorgan Chase Bank, NA as Custodian, JPMorgan Chase Bank, N.A. as Paying Agent, JPMorgan Chase Bank, N.A. as Servicer, (the “Agreement”)
     The undersigned, each a duly authorized officer of Chase Home Finance LLC (“CHF”), do hereby certify that:
     (1) CHF is a Subservicer under the Agreement
     (2) A review of the activities of CHF during the calendar year ending December 31, 2006 and of the performance of CHF under the Agreement has been made under our supervision; and
     (3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.
Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.
Date: 02/28/2007

Chase Home Finance LLC, as Subservicer

By:	/s/ Kim Greaves
Name:	Kim Greaves
Title:	Senior Vice President
Servicing Manager

By:	/s/ Jim Miller

Name:	Jim Miller
Title:	Senior Vice President
Default Servicing Manager